                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                          OF THE SECURITIES ACT OF 1934


Filed by Registrant                         [X]
Filed by a party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              PEGASUS SYSTEMS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                             [PEGASUS SYSTEMS LOGO]

                     3811 Turtle Creek Boulevard, Suite 1100
                               Dallas, Texas 75219

                     ---------------------------------------

                            NOTICE OF ANNUAL MEETING

                            ------------------------


Dear Stockholders:

On Tuesday, May 2, 2000, Pegasus Systems, Inc. will hold its annual meeting of Stockholders at the Crescent Hotel, 400 Crescent Court, Dallas, Texas. The meeting will begin at 10:00 a.m.

Only stockholders that own stock at the close of business March 9, 2000 can vote at this meeting. At the meeting we will:

1.   Elect two Class III Directors to the Board of Directors;

2. Approve changing our name from Pegasus Systems, Inc. to Pegasus Solutions, Inc.;

3. Approve amendments to our 1997 Amended Stock Option Plan that increase the number of shares of common stock reserved for issuance under the plan and make other changes; and

4.   Attend to any other business properly brought before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE THREE PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

                                       By Order of the Board of Directors,


                                       Ric L. Floyd,
                                       Secretary


YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTE VIA THE INTERNET OR TELEPHONE FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.


March __, 2000

                             [PEGASUS SYSTEMS LOGO]

                     3811 Turtle Creek Boulevard, Suite 1100
                               Dallas, Texas 75219

                     ---------------------------------------

                                 PROXY STATEMENT

                          -----------------------------


                                TABLE OF CONTENTS


                                                                                                         Page
                                                                                                         ----

Questions and Answers............................................................................          2
Proposals You May Vote On........................................................................          5
Nominees for Directors...........................................................................          7
Directors Continuing in Office...................................................................          7
Statement of Corporate Governance................................................................          8
Directors' Compensation..........................................................................          8
Executive Officers...............................................................................          9
Executive Compensation...........................................................................         10
Compensation Committee Report....................................................................         16
Directors' and Officers' Ownership of Our Common Stock...........................................         17
Certain Transactions.............................................................................         18
Stock Performance Graph..........................................................................         19
Section 16(a) Beneficial Ownership Reporting Compliance..........................................         20
Independent Accountants..........................................................................         20
Other Matters....................................................................................         20
Annual Report....................................................................................         21

                              QUESTIONS AND ANSWERS


1.  Q:    WHY AM I RECEIVING THIS PROXY STATEMENT?

    A: The Board of Directors of Pegasus Systems, Inc., a Delaware corporation, is furnishing this proxy statement to stockholders of Pegasus as of March 9, 2000 in connection with the solicitation of proxies to be voted at Pegasus' annual meeting of stockholders, or at any adjournment of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of stockholders. The meeting will be held at the Crescent Hotel, 400 Crescent Court, Dallas, Texas, on Tuesday, May 2, 2000 at 10:00 a.m., Dallas, Texas time.

2.  Q:    WHO IS SOLICITING MY VOTE?

    A: This proxy statement is furnished in connection with the solicitation of your vote by the Board of Directors of Pegasus Systems, Inc. Pegasus will bear the cost of solicitation of proxies. Pegasus has engaged American Stock Transfer & Trust Company to solicit proxies from beneficial owners of shares standing in the name of brokers and other nominees. Pegasus has agreed to pay American Stock Transfer & Trust Company an estimated $600 per month as a fee and reimburse American Stock Transfer & Trust Company for expenses related to this service. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission, and telephone by Directors, officers, employees, and agents of Pegasus. Pegasus will also supply brokers, nominees or other custodians with the numbers of proxy forms, proxy statements, and annual reports they may require for forwarding to beneficial owners, and Pegasus will reimburse these persons for their expenses.

3.  Q:    WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

    A: This proxy statement was first mailed to stockholders on or about March 18, 2000.

4.  Q:    WHAT MAY I VOTE ON?

    A:    (1)  The election of nominees to serve on the Board of Directors

          (2) The approval of our name change from Pegasus Systems, Inc. to Pegasus Solutions, Inc.

          (3) The approval of amendments to our 1997 Amended Stock Option Plan that increase the number of shares of common stock reserved for issuance under the plan and make other changes; and

          (4) At the discretion of the persons named in the enclosed form of Proxy, on any other matter that may properly come before the meeting or any adjournment thereof.

5.  Q:    HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

    A:    (1)  The Board recommends a vote FOR each of the nominees to serve on the Board of Directors.

          (2) The Board recommends a vote FOR the name change to Pegasus Solutions, Inc.

          (3) The Board recommends a vote FOR the approval of amendments to our 1997 Amended Stock Option Plan that increase the number of shares of common stock reserved for issuance under the plan and make other changes.

6.  Q:    WHO IS ENTITLED TO VOTE?

    A: Stockholders of record at the close of business on March 9, 2000 (the record date) may vote at this meeting.

7.  Q:    HOW DO I VOTE?

    A: Stockholders entitled to vote may vote by any one of the following methods:

               o By signing, dating and completing the enclosed proxy card and returning it in the enclosed self-addressed envelope by mail

               o By telephone using the toll free telephone number and following the instructions for voting by telephone set forth on your proxy card

               o By using the Internet following the instructions for voting by the Internet set forth on your proxy card; or

               o    In person, at the meeting

          If you hold your shares though a bank, broker or other nominee, they will give you separate instructions for voting your shares.

8   Q:    HOW CAN I REVOKE OR CHANGE MY VOTE?

    A: If you have already voted and wish to change or revoke your proxy, you may do so at any time prior to the meeting by any one of the following methods:

          (1) notifying in writing Ric L. Floyd, Secretary, Pegasus Systems, Inc., 3811 Turtle Creek Boulevard, Suite 1100, Dallas, Texas 75219;

          (2)  voting in person at the meeting;

          (3) returning a later-dated proxy card that is received prior to the meeting; or

          (4) subsequently voting by telephone or over the Internet following the instructions found on your proxy card.

9.  Q:    WHO WILL COUNT THE VOTE?

    A: A representative of our transfer agent, American Stock Transfer & Trust Company, will count the votes and act as the inspector of the election.

10. Q:    IS MY VOTE CONFIDENTIAL?

    A: Proxy cards, ballots and voting tabulations of Internet and telephone votes that identify individual stockholders are mailed or returned directly to American Stock Transfer & Trust Company, and handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit American Stock Transfer & Trust Company to tabulate and certify the vote or (2) as required by law. Your identity will be kept confidential unless you ask that your name be disclosed.

11. Q:    HOW MANY SHARES CAN I VOTE?

    A: As of the close of business on March 9, 2000, ____________ shares of common stock were issued and outstanding. Every stockholder is entitled to one (1) vote for each share of common stock held.

12. Q:    WHAT IS A "QUORUM" AND WHAT VOTE IS REQUIRED TO PASS PROPOSALS?

     A: A "quorum" is a majority of the outstanding shares. The person with the right to vote the shares may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. The affirmative vote of a plurality of the shares of outstanding Pegasus common stock represented at the meeting and entitled to vote is required for the election of Directors. The affirmative vote of a majority of the issued and outstanding shares of Pegasus common stock is required for the amendment of Pegasus' certificate of incorporation to change Pegasus' name to Pegasus Solutions, Inc. Approval of the amendments to the 1997 Amended Stock Option Plan will be decided by a majority of the shares of outstanding common stock represented at the meeting and entitled to vote. Cumulative voting is not permitted in the election of Directors. Abstentions and broker non-votes are each included in the determination of the number of shares present at the meeting for purposes of determining a quorum.

          Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate. Abstentions and broker non-votes have the effect of negative votes on matters requiring approval of a specified percentage of the outstanding shares of Pegasus common stock. On a matter requiring the approval of a specified percentage of outstanding shares represented at the annual meeting and entitled to vote on the matter, abstentions will have the effect of negative votes, but broker non-votes will have no effect since they are not treated as shares entitled to vote on such matter.

13. Q:    WHO CAN ATTEND THE ANNUAL MEETING AND HOW DO I GET ON THE GUEST LIST?

    A: All stockholders as of the close of business on March 9, 2000 can attend. To be included on the guest list, you may check the box on your proxy card. If your shares are held by a broker and you would like to attend, please write to Ric L. Floyd, Secretary, Pegasus Systems, Inc., 3811 Turtle Creek Boulevard, Suite 1100, Dallas, Texas, 75219. Include a copy of your brokerage account statement or omnibus proxy (which you can get from your broker), and we will place your name on the guest list.

14. Q:    HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

    A: We do not know of any business to be considered at the 2000 annual meeting other than the proposals described in this proxy statement. If any other business is presented at the annual meeting, your signed proxy card gives discretionary authority to John F. Davis, III, President and Chief Executive Officer, or Ric
          L. Floyd, Secretary and General Counsel, to vote on such matters .

15. Q:    WHEN ARE THE STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING DUE?

    A: All stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Ric L. Floyd, Secretary, Pegasus Systems, Inc., 3811 Turtle Creek Boulevard, Suite 1100, Dallas, Texas 75219 prior to November 24, 2000. Additionally, the proxy for the annual meeting may confer discretionary authority to Pegasus to vote on any matter at its 2001 annual meeting of stockholders if Pegasus did not have notice of the matter at least 45 days before the date on which the registrant first mailed its proxy materials for its 2000 annual meeting of stockholders.

                            PROPOSALS YOU MAY VOTE ON

1.   ELECTION OF DIRECTORS

     The Company currently has authorized nine Directors with seven Directors currently holding office. The Directors are divided into three classes with staggered terms as follows:

               o Class I Directors, which include William C. Hammett, Jr., Thomas F. O'Toole and Paul Brown, whose terms will expire at the annual meeting to be held in 2001.

               o Class II Directors, which include Robert B. Collier and Bruce W. Wolff, whose terms will expire at the annual meeting to be held in 2002.

               o Class III Directors, which include Michael A. Barnett and John F. Davis, III, whose terms will expire at the annual meeting to be held on May 2, 2000.

     Vacancies on the Board of Directors or newly created directorships may be filled by a vote of the majority of the Directors then in office, and any Director so chosen will hold office until the next election of the class for which that Director was chosen.

     At the annual meeting of stockholders to be held on May 2, 2000, two Directors will be elected as Class III Directors for terms expiring at the annual meeting to be held in 2003 and until their respective successors are elected and qualified. Nominees for election this year are: Michael A. Barnett and John F. Davis, III. Shares represented by returned and executed proxies will be voted , unless otherwise specified, in favor of the two nominees for the Board of Directors named below. If any Director is unable to stand for re-election, the Board may reduce the Board's size or designate a substitute. If a substitute is designated, proxies voting on the original Director candidate will be cast for the substituted candidate. You may withhold authority to vote for any nominee by marking the proxy as indicated for that purpose on the proxy card.

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE DIRECTORS.

2.   COMPANY NAME CHANGE

     As a result of our pending transaction to acquire REZ, Inc. the Board of Directors unanimously approved a change of the Company's name to Pegasus Solutions, Inc. This name change will be implemented by amending Article I of Pegasus' Certificate of Incorporation to read "The name of the corporation is Pegasus Solutions, Inc." The Board believes the new name will be more descriptive of the combined entity and our services.

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR CHANGING OUR NAME TO PEGASUS SOLUTIONS, INC.

3.   AMENDMENTS TO OUR 1997 AMENDED STOCK OPTION PLAN

     The Company's 1997 Amended Stock Option Plan was originally adopted by the Board of Directors and stockholders on March 25, 1997. It was later amended by the Board and approved by the stockholders at the 1998 and 1999 annual meetings of stockholders. The 1997 plan currently has a total of 1,244,643 shares reserved for issuance in the form of stock options. As of February 29, 2000, 1,240,061 of the shares reserved for issuance of options under the 1997 plan have been allocated to current option grants, leaving only 4,582 shares of common stock reserved for future option grants.

     The Company also has a 1996 Amended Stock Option Plan with 1,300,000 shares reserved for issuance in the form of stock options. It has only 84 shares remaining as of February 29, 2000 for the issuance of future stock option grants. Thus, Pegasus has only 4,188 total shares reserved for future stock option grants under its option plans.

     The 1997 plan also provides for fixed annual grants of options to non-employee directors with an exercise price equal to 85% of fair market value.

     On September 9, 1999 and February 28, 2000, the Board of Directors unanimously approved amendments to the 1997 plan, subject to stockholder approval at the 2000 annual meeting. The amendments provide for:

         o An increase in the fixed number of shares reserved for issuance under the plan from 1,050,000 to 1,500,000

         o An annual increase in the number of shares reserved for issuance under the plan

         o The deletion of non-employee Directors' annual option grants of 1,500 shares at an exercise price equal to 85% of fair market value

         o The plan administrator having discretionary rights to make stock option grants to non-employee directors at fair market value

     The proposed annual increase of shares reserved for issuance under the plan provides that the number of shares reserved for issuance under the 1997 plan increases by an amount equal to 15% of the number of shares outstanding as of the last business day of April of each year less the number of shares reserved under all of our stock option plans as of that date. The proposed amendments protect against stockholder dilution by providing for an aggregate maximum number of shares reserved for issuance under all stock option plans which does not exceed 15% of the number of outstanding shares.

     The proposed amendments to the 1997 plan enable us to continue to provide stock based incentives for the foreseeable future. In particular, we anticipate needing additional shares for:

         o Issuing options to additional employees resulting from the REZ acquisition

         o   Attracting new employees

         o   Retaining existing employees

     The proposed amendment deleting non-employee Directors' annual option grants will eliminate fixed annual option grants to directors and the adverse financial impact of grants at less than fair market value.

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENTS TO OUR 1997 AMENDED STOCK OPTION PLAN.

                             NOMINEES FOR DIRECTORS

MICHAEL A. BARNETT, age 47 and a Director since 1999, has served as Chairman of the Board and Chief Executive Officer of Benchmark Bank since 1988. Since 1983, Mr. Barnett has served as President and Chairman of the Board of Barnett Interests, Inc., a diversified real estate management company. Since 1986, Mr. Barnett has served as President and Director of Quinlan Bancshares, Inc., a bank holding company. Since 1984, Mr. Barnett has served as Chairman of the Board of Barnett Lane Investments, Inc., a real estate investment and management company. Mr. Barnett also served as a Director of The Hotel Clearing Corporation, a predecessor of Pegasus, from 1993 to 1996.

JOHN F. DAVIS, III, age 47 and a Director since July 1995, has served as President and Chief Executive Officer of Pegasus Systems, Inc. since February 1989. Before joining Pegasus, Mr. Davis was the founder, President and a Director of Advanced Telemarketing Company, a provider of inbound and outbound telemarketing services. He was also one of the founders of 1-800-Flowers, LTD, a company offering quality floral arrangements by telephone.

                         DIRECTORS CONTINUING IN OFFICE

PAUL J. BROWN, age 32 and a Director since August 1999, has served as President and Chief Operating Officer of Global eVentures, an e-commerce business generation company since January 2000. From January 1999 to December 1999, Mr. Brown served as Senior Vice President, Strategic Services for Bass Hotels & Resorts, parent of Holiday Inn, Crowne Plaza Hotels and Resorts, Holiday Inn Express, Staybridge Suites and Inter-Continental Hotels and Resorts. From April 1998 to January 1999, Mr. Brown served as Vice President of Strategic Planning for Bass. Prior to joining Bass, Mr. Brown held the position of Consultant for Boston Consulting Group from August 1994 to April 1998.

ROBERT B. COLLIER, age 60 and a Director since July 1998, has served as President of RBC Associates since September 1998. From January 1997 to September 1998, Mr. Collier held the position of Vice Chairman of Saison Overseas Holdings, a majority shareholder of Inter-Continental Hotels and Resorts. From January 1994 to January 1997, Mr. Collier served as Joint Managing Director of Inter-Continental.

WILLIAM C. HAMMETT, JR., age 53 and a Director since October 1995, has served as Chairman of the Board of Directors of Pegasus Systems, Inc. since May 1998. From October 1995 to May 1998, Mr. Hammett served as Vice Chairman of the Board of Directors of Pegasus. Since July 1998, Mr. Hammett has served as President of Dogwood Creek Food Systems, Inc., a private restaurant management company. From September 1997 to July 1998, Mr. Hammett served as President of DB&K Enterprises, Inc., a private investment company. From August 1996 to September 1997, Mr. Hammett served as Senior Vice President and Chief Financial Officer of La Quinta Inns, Inc. From June 1992 to August 1996, Mr. Hammett served as Senior Vice President, Accounting and Administration of La Quinta.

THOMAS F. O'TOOLE, age 42 and a Director since May 1998, has served as Senior Vice President, Marketing for Hyatt Hotels Corporation since March 1999. From July 1995 to March 1999, Mr. O'Toole served as Vice President, Marketing for Hyatt. From March 1993 to June 1995, Mr. O'Toole served as Vice President, Marketing for Renaissance Hotels International (Americas).

BRUCE W. WOLFF, age 56 and a Director since October 1995, has served as Senior Vice President, Distribution, Sales and Marketing for the lodging division of Marriott International, Inc. since 1998. From 1993 to 1998, Mr. Wolff served as Vice President, Distribution, Sales and Marketing for the lodging division of Marriott.

                        STATEMENT OF CORPORATE GOVERNANCE

The Board of Directors held five meetings in 1999. All Directors except Bruce W. Wolff attended at least seventy-five percent of the Board meetings and all committee members attended at least seventy five percent of the meetings of the Board committees on which that Director served.

The Board considers all major decisions. The Board has established three standing committees so that certain areas can be addressed in more depth than may be possible at a full Board meeting.

     Audit Committee. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other accounting related services, and reviews and evaluates the Company's internal control functions. Members of the Audit Committee include Michael A. Barnett, William C. Hammett, Jr. and Thomas F. O'Toole. Bruce W. Wolff served on the committee from January 1 through May 13, 1999. The Audit Committee met four times during 1999.

     Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for Pegasus officers and employees and administers our employee stock purchase plan and stock option plans. Members of the Compensation Committee include Michael A. Barnett, Robert B. Collier and William C. Hammett, Jr. Mark C. Wells served on the committee during 1999 and until January 14, 2000 when he resigned and was replaced by Mr. Barnett. The Compensation Committee met four times during 1999.

     Nominating Committee. The Nominating Committee makes recommendations to the Board of Directors regarding nominees for election to the Board of Directors. Members of the Nominating Committee include Michael A. Barnett, John F. Davis, III, William C. Hammett, Jr., Thomas F. O'Toole and Bruce W. Wolff. The Nominating Committee did not meet during 1999.

                             DIRECTORS' COMPENSATION

The Chairman of the Board receives $15,000 per year. The other non-employee Directors receive $10,000 per year. In addition, each Director receives $2,500 for each Board meeting attended and $250 for each committee meeting attended. Each committee chairman receives an additional $250 for each committee meeting attended. Directors are also reimbursed for all reasonable expenses incurred while performing their duties as Directors of Pegasus. Non-employee Directors also receive options for 1,500 shares of Pegasus common stock upon election or re-election to the Board and on the date of each annual meeting held during a Director's multi-year term. These options have an exercise price of 85% of the closing price at the end of the business day immediately preceding the grant date and vest over twelve months. If a Director serves a minimum of six months but less than a full year, a portion of the Director's option will vest at the end of that year. If the proposed amendments to the 1997 Amended Stock Option Plan are approved at the annual meeting, these automatic annual option grants will be eliminated and any option grants to non-employee Directors would be within the discretion of the plan administrator which is currently the Compensation Committee of the Board.

                               EXECUTIVE OFFICERS

The executive officers of Pegasus are as follows:


                     Name                                      Position
                     ----                                      --------

     John F. Davis, III..........................    President, Chief Executive Officer and Director
     Joseph W. Nicholson.........................    Chief Operating Officer
     Jerome L. Galant............................    Chief Financial Officer
     Mark C. Wells...............................    Executive Vice President
     Ric L. Floyd................................    Secretary and General Counsel
     Steven L. Reynolds..........................    Chief Information Officer



Set forth below is information concerning the business experience of the executive officers of Pegasus that are not also Directors:

JOSEPH W. NICHOLSON, age 39, has served as the Chief Operating Officer of Pegasus since September 1998. From September 1989 to September 1998, Mr. Nicholson served as the Chief Information Officer of Pegasus.

JEROME L. GALANT, age 50, has served as the Chief Financial Officer of Pegasus since September 1996. From April 1996 to September 1996, Mr. Galant served as the Chief Financial Officer of Personnel Security & Safety Systems, Inc., a technology development company. From 1990 to February 1996, Mr. Galant served in a variety of positions for The SABRE Group, including Managing Director, Finance.

MARK C. WELLS, age 50, has served as Executive Vice President of Pegasus since January 2000. Mr. Wells served on the Board of Directors of Pegasus from September 1996 to January 2000. Mr. Wells served as Senior Vice President, Marketing of Choice Hotels International, Inc. from May 1998 to January 2000. From February 1996 to May 1998, Mr. Wells served as Senior Vice President, Franchise Operations for Promus Hotel Corporation. From April 1995 to February 1996, Mr. Wells served as Senior Vice President, Marketing for Promus. From 1993 to April 1995, Mr. Wells served as Senior Vice President, Marketing for Embassy Suites.

RIC L. FLOYD, age 48, has served as Secretary and General Counsel of Pegasus since July 1997. From April 1993 to July 1997, Mr. Floyd served as Assistant Secretary and General Counsel of Pegasus. From March 1995 to December 1999, Mr. Floyd served as President of Floyd & Sloan, P.C., a law firm based in Dallas, Texas.

STEVEN L. REYNOLDS, age 40, has served as the Chief Information Officer of Pegasus since September 1998. From April 1996 to September 1998, Mr. Reynolds served as Vice President of Information Technology of Pegasus. From November 1992 to April 1996, Mr. Reynolds served as Director of Systems Development of Pegasus.

                             EXECUTIVE COMPENSATION

All references to shares and share prices have been retroactively adjusted for a three-for-two stock split effected January 7, 2000 to stockholders of record on December 20, 1999.

Summary Compensation Table. The following table sets forth the compensation earned by our Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers") whose salary and bonus for the fiscal year ended December 31, 1999 were in excess of $100,000.

In accordance with the rules of the Commission, the compensation described in the following table does not include medical insurance, group life insurance or other benefits received by the Named Executive Officers that are available generally to all salaried Pegasus employees. In addition, the compensation described in the following table may not include certain perquisites and other personal benefits received by the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of the officer's salary and bonus disclosed in the table.

                           Summary Compensation Table


                                                                                       Long-Term
                                                    Annual Compensation                  Awards
                                                    -------------------                ----------
                                                                                       Securities
Name and Principal                                                   Other Annual      Underlying       All Other
    Position                  Year        Salary         Bonus      Compensation(1)    Options(#)    Compensation(2)
------------------            ----        ------         -----      ---------------    ----------    ---------------

John F. Davis, III (3)        1999       $300,469       $120,188         $8,000           112,500          $10,356
   President and Chief        1998        300,000        150,000          8,000           120,000           10,292
   Executive Officer          1997        275,385        175,000          7,917                --            9,397

Joseph W. Nicholson (3)       1999       $210,140       $ 73,549         $7,263            75,000          $ 3,269
   Chief Information          1998        195,833         68,548          8,000            60,000            3,191
   Officer                    1997        175,159         74,750          7,596                --            2,847

Jerome L. Galant              1999       $170,028       $ 51,008         $6,900            26,250          $   571
   Chief Financial Officer    1998        163,625         57,269          8,000            24,000              546
                              1997        147,944         69,167          7,523            22,500               --

Steven L. Reynolds            1999       $147,586       $ 44,276         $7,375            15,000          $   476
   Chief Information          1998        122,833         30,713          6,613            15,000              378
   Officer                    1997        108,500         24,380          5,188            18,000              354

William S. Lush               1999       $136,923       $ 27,385         $6,845                --          $   476
   Vice President,            1998        132,267         33,075          6,613                --              462
   Business Development       1997        128,000         41,140          6,229             7,500              438

-----------

(1) Reflects matching contributions made by Pegasus pursuant to our 401(k) plan.

(2) Includes premiums paid for life insurance policies for the benefit of the Named Executive Officers.

(3) The salaries of Messrs. Davis, Nicholson and Galant were paid in accordance with the terms of their respective employment agreements.

Option Grants In Last Fiscal Year. The following table sets forth each stock option grant made during the year ended December 31, 1999 to the Named Executive Officers.



                                 Number of          % of Total
                                Securities            Options         Exercise
                            Underlying Options      Granted in       Price per      Expiration       Grant Date
Name                           Granted(1)             1999(2)         Share(3)        Date(4)      Present Value(5)
----                        ------------------      ----------      ----------      ----------     ----------------

John F. Davis, III               112,500               21.43%          $24.50         10/4/09             $1,912,500
Joseph W. Nicholson               75,000               14.29%          $24.50         10/4/09              1,275,000
Jerome L. Galant                  26,250                5.00%          $24.50         10/4/09                446,250
Steven L. Reynolds                15,000                2.86%          $24.50         10/4/09                255,000


-----------

     (1) The options vest over a four-year period with 25% of the shares vesting after one year and one-twelfth of the balance of the shares vesting each quarter thereafter for the next twelve quarters. These options are subject to acceleration upon an acquisition event as described in our stock option plans.

     (2) Based on options to purchase an aggregate of 524,875 shares of common stock granted during 1999.

     (3) The exercise prices for options are equal to the closing price of the common stock as quoted on the Nasdaq National Market on the date immediately preceding the grant date.

     (4) Options may terminate before their expiration date upon the death, disability or termination of employment of the optionee.

     (5) These values are determined using the Black-Scholes Option Pricing Model. The Black-Scholes Option Pricing Model is one of the methods permitted by the Securities and Exchange Commission for estimating the present value of options. The Black-Scholes Option Pricing Model is based on assumptions as to the variables described below, and it is not intended to estimate and has no direct correlation to the value of stock options that an individual will actually realize. The actual value of the stock options that a Named Executive Officer may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. The values listed above were based on the following assumptions:

                  o    volatility - 95.39%

                  o    risk free rate of return - 5.0%

                  o    dividend yield - 0.0%

                  o    expected life - 4 years

Aggregate Fiscal Year-End Option Values. The following table sets forth information concerning options exercised during 1999 and options held on December 31, 1999 by our named executive officers whose salary and bonus exceeded $100,000 for 1999.




                                                                Number of Securities
                                                                 Underlying Options        Value of In-The-Money Options
                                Shares                               at Year-End(#)                 at Year-End(2)
                              Acquired on      Value          ---------------------------   -----------------------------
          Name                Exercise(#)    Realized(1)      Exercisable   Unexercisable   Exercisable     Unexercisable
          ----                -----------    -----------      -----------   -------------   -----------     -------------

John F. Davis, III             102,000        $2,964,464        321,750        258,750      $12,356,086     $ 7,002,281
Joseph W. Nicholson            105,000         2,851,296        106,875        148,125        4,079,153       3,795,672
Jerome L. Galant                23,250           632,394         50,469         68,531        1,812,983       1,873,209
Steven L. Reynolds              21,750           541,034         11,426         37,425          361,663         969,157
William S. Lush                 25,800           676,206         30,794         16,407        1,170,611         599,069


-----------

     (1) Based on the difference between the option exercise price and the closing sale price of the Pegasus common stock as reported on the Nasdaq National Market on the exercise date.

     (2) Based on the difference between the option exercise price and the closing sale price of $40.21 of Pegasus common stock as reported on the Nasdaq National Market on December 31, 1999, the last trading day prior to the closing of our fiscal year multiplied by the number of shares underlying the options.

Employment Agreements. Pegasus has employment agreements with executives John F. Davis, III, Joseph W. Nicholson, Mark C. Wells, Jerome L. Galant and Ric L. Floyd. Each agreement has a term expiring January 1, 2004. The agreements provide that Messrs. Davis, Nicholson, Wells, Galant and Floyd will receive base annual salaries of $400,000, $265,000, $265,000, $205,000 and $200,000,
respectively, and will be eligible to receive a discretionary annual bonus in accordance with a bonus plan approved by the Compensation Committee. Additionally, each executive is entitled to participate in the Company's Supplemental Employee Retirement Plan.

Each employment agreement provides that Pegasus may terminate the executive's employment for cause, upon death or disability. Each of the executives may terminate the agreement for good reason. Pegasus may terminate the executive's employment for cause if the executive:

     (i)     has been convicted of or pleads guilty or no contest to a felony;

     (ii) intentionally and with an absence of good faith and reasonable belief that his action or failure to act was in the best interest of Pegasus, engages in conduct demonstrably and materially injurious to Pegasus;

     (iii) commits gross malfeasance or intentionally fails to perform his duties after notice and opportunity to cure; or

     (iv) violates any valid noncompetition or nondisclosure agreement or Pegasus's insider trading policy.

The executive's right to terminate employment for good reason means the occurrence of any of the following events:

     (i) the executive no longer serving in the capacity set forth in the agreement;

     (ii) a reduction in base salary of the executive or the failure to pay any other compensation or benefit required by the agreement;

     (iii)   a change of control of Pegasus, defined as

             o an acquisition of more than 50% of the voting securities of Pegasus,

             o a change in the Board of Directors by more than half resulting from the election of members not nominated or elected by the Board or

             o the liquidation, dissolution or sale of substantially all of the assets of Pegasus;

     (iv)    breach of the agreement by Pegasus with notice and failure to cure;

     (v) a termination for cause by the Company found by a court or arbitrator to not comply with the agreement; or

     (vi) failure of Pegasus to obtain satisfactory agreement from any successor or assign of Pegasus to assume the agreement.

Additionally, the executive or Pegasus may voluntarily terminate the executive's employment at any time upon 30 days prior written notice.

If the executive's employment is terminated by Pegasus for cause or voluntarily by the executive, Pegasus is obligated to pay the executive all amounts earned and accrued through the date of termination.

If the executive's employment is terminated by Pegasus for disability, the executive is entitled to all amounts earned and accrued through the termination date, base salary and a pro rata bonus for one year and a monthly payment upon reaching age 60 as provided by the Supplemental Employee Retirement Plan.

If the executive's employment is terminated by Pegasus on account of the executive's death, the executive is entitled to all amounts earned and accrued through the date of termination, base salary and a pro rata bonus for one year and a single payment equal to the executive's total accrued benefit under the Supplemental Employee Retirement Plan.

If the executive's employment is voluntarily terminated by Pegasus or by the executive for good reason, the Company is obligated to pay executive the following:

     (i)     all accrued compensation and a pro rata bonus;

     (ii) base salary and bonus for a period of 24 months following termination;

     (iii)   customary and usual benefits for 12 months;

     (iv) all restrictions on any outstanding stock options granted to executive shall lapse and the options shall be 100% vested;

     (v) continue for 2 years to contribute to the Supplemental Employee Retirement Plan for the benefit of executive; and

     (vi)    reimbursement for outplacement services costs not to exceed
             $15,000.

Supplemental Employee Retirement Plan. The Board of Directors of Pegasus has adopted a Supplemental Employee Retirement Plan effective as of January 1, 2000. The purpose of the plan is to provide supplemental retirement benefits to certain management employees of Pegasus selected by the Compensation Committee. No person has the automatic right to become a participant of the plan.

Benefits under the plan will be distributed to the participant or his or her beneficiary, as applicable, upon the retirement, death, total and permanent disability or termination of employment for other than for cause of the participant. Upon retirement, total and permanent disability or termination of employment for other than for cause, the participant will receive monthly benefits equal to an amount calculated based on his or her average compensation. In the event of death, the beneficiary of the participant will receive a lump sum payment equal to an actuarial equivalent amount with an interest rate of 8% compounded annually.

At the option of the participant, benefits may be paid as a single life annuity during the participant's lifetime or as an actuarial equivalent amount to the participant or, upon his or her death, to a beneficiary of the participant. All amounts paid under the plan will be paid in cash from the general assets of Pegasus or other funding vehicle as the Board of Directors may determine. All assets in such funding vehicle will be subject to the general creditors of Pegasus.

DESCRIPTION OF THE 1997 AMENDED STOCK OPTION PLAN

The following description of the 1997 Amended Stock Option Plan is qualified in its entirety by reference to the full text of the 1997 plan, a copy of which is attached as Exhibit "A" to this proxy statement in the form as amended pursuant to this proposal.

Scope. The 1997 plan is designed to attract and retain qualified and competent personnel for positions of substantial responsibility and to provide additional incentive to employees, consultants and non-employee directors of Pegasus. Options granted under the 1997 plan may be incentive stock options or non-qualified stock options, as determined by the Administrator (as hereinafter defined) at the time of grant and subject to the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). If an option granted under the 1997 plan expires or becomes unexercisable without having been exercised in full, or is otherwise surrendered, the unpurchased shares may be available for future grants or sale under the 1997 plan. The 1997 plan will terminate on March 25, 2007.

Eligibility. Persons eligible to participate in the 1997 plan include all employees, consultants and non-employee directors of Pegasus. As of February 29, 2000, Pegasus has six non-employee directors and 172 employees. Non-qualified stock options may be granted to employees, consultants and non-employee directors. Incentive stock options may be granted only to employees. During any fiscal year, not more than 500,000 stock options may be awarded to any one employee, consultant or non-employee director.

Administration. The 1997 plan is administered by the Board of Directors or a committee appointed by the Board (the "Administrator"). Currently, the Compensation Committee of the Board is the Administrator. The Administrator has the authority to grant options under the 1997 plan and to determine the vesting schedule and the exercise price of the options. The Administrator also has full power and authority to construe, interpret and administer the 1997 plan.

Option Exercise Price. The exercise price per share for the shares to be issued pursuant to exercise of an option under the 1997 plan is determined by the Administrator. The 1997 plan requires that the exercise price per share be at least 100% of the fair market value on the date of grant, with the following limited exceptions. First, incentive stock options awarded to an employee who owns more than 10% of the voting power of all classes of stock of Pegasus must have an exercise price of at least 110% of the fair market value on the date of grant. Second, non-qualified stock options may be granted for not less than 85% of the fair market value of the common stock on the date of grant if the grant is made to an employee expressly in lieu of a reasonable amount of salary or cash bonus. The Administrator may not reduce the exercise price of any stock option unless such reduction: (i) affects less than 10% of the shares reserved for issuance under the 1997 plan; (ii) is for a legitimate corporate purpose such as retention of one or more key persons; and
(iii) is for the purpose of maintaining option value due to extreme circum-stances beyond management's control.

Shares Reserved for Issuance Under the plan. Pursuant to the amendments recently approved by the Board of Directors, the maximum aggregate number of shares which may be optioned and sold under the plan is 1,500,000 shares. This amount will increase as of May 1 of each fiscal year commencing May 1, 2000 by an amount that, when aggregated with the number of shares reserved for issuance as stock options under all stock option plans sponsored by Pegasus, equals 15% of the number of shares outstanding as of the close of business on the last business day of April of each year. For amendments to the 1997 plan approved by the Board, see "Proposals You May Vote On - Amendments to Our 1997 Amended Stock Option Plan."

Grants to Non-Employee Directors. Pursuant to the amendments recently approved by the Board of Directors, fixed annual grants of 1,500 shares to non-employee Directors at an exercise price equal to 85% of fair market value would be deleted. The amendment approved by the Board of Directors would grant the plan Administrator the right to make discretionary grants to non-employee Directors at fair market value. See "Proposals You May Vote On - Amendments to Our 1997 Amended Stock Option Plan."

Adjustments, Terminations and Amendment. In the event of any change in Pegasus's capitalization, including any stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by Pegasus, appropriate adjustments will be made to the number of shares available under the 1997 plan as well as the price per share of common stock covered by each outstanding option. Upon the occurrence of an acquisition event ("Acquisition Event") which shall mean (i) certain mergers or consolidations of Pegasus with or into another corporation; (ii) the sale of substantially all of the assets of Pegasus; (iii) the complete liquidation of Pegasus; or (iv) the acquisition by another entity of beneficial ownership of Pegasus's securities representing 50% or more of the combined voting power of Pegasus's then outstanding securities, the Board of Directors of Pegasus may (x) provide that each outstanding option shall be assumed and/or an equivalent option be substituted by the successor corporation or an affiliate thereof; (y) upon written notice to the optionees, provide that all options then unexercised will become exercisable in full as of a specified date prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event; or (z) if holders of common stock will receive a cash payment for each share of common stock surrendered, provide that all outstanding options shall terminate upon consummation of such Acquisition Event, and each optionee shall receive, in exchange therefore, a cash payment equal to the amount (if any) by which the acquisition price multiplied by the number of shares of common stock subject to such outstanding Options (whether or not then exercisable), exceeds the aggregate exercise price of such options. The 1997 plan may be suspended, terminated, altered or amended in any way by the Board of Directors, provided that, stockholder approval of any plan amendment will be required to the extent necessary and desirable to comply with applicable provisions of the Securities Exchange Act of 1934, as amended (the "Act"), the Code or other legal or regulatory requirements. No suspension, termination, alteration or amendment of the 1997 plan may alter or impair the rights of any optionee under options previously granted.

For additional information concerning options granted to or held by executive officers and Directors of Pegasus, see "Executive Compensation."

FEDERAL INCOME TAX CONSEQUENCES

The following summary of the federal income tax consequences of the 1997 plan is not comprehensive and is based on current income tax laws, regulations and rulings.

Incentive Stock Options. An optionee does not recognize income on the grant of an ISO. Subject to the effect of the alternative minimum tax, discussed below, if an optionee exercises an ISO and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise and Pegasus will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the optionee will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (i) the amount realized on the Early Disposition, or (ii) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. Pegasus will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition. If an optionee disposes of such shares for less than his basis in the shares, the difference between the amount realized and his basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

The excess of the fair market value of the shares at the time the ISO is exercised over the exercise price for the shares is an amount included in an optionee's alternative minimum taxable income (the "Stock Option Preference").

Non-qualified Stock Options. Non-qualified stock options do not qualify for the special tax treatment accorded to ISO's under the Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a non-qualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of the exercise price.

As a result of the optionee's exercise of a non-qualified stock option, Pegasus will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. Pegasus's deduction will be taken in Pegasus's taxable year in which the option is exercised.

The excess of the fair market value of the stock on the date of exercise of a non-qualified stock option over the exercise price is not an item of tax preference.

Taxation of Preference Items. Section 55 of the Code imposes an alternative minimum tax equal to the excess, if any, of (i) 26% of the optionee's "alternative minimum taxable income" that does not exceed $175,000, plus 28% of his "alternative minimum taxable income" in excess of $175,000, over (ii) his "regular" federal income tax. Alternative minimum taxable income is determined by adding the optionee's Stock Option Preference and any other items of tax preference to the optionee's adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $33,750 for single taxpayers, $45,000 for married taxpayers filing jointly, and $22,500 for married taxpayers filing separately. However, these exemption amounts are phased out beginning at certain levels of alternative minimum taxable income.

Change of Control. If there is an acceleration of the vesting of benefits and/or an acceleration of the exercisability of stock options upon a Change of Control (as defined in the 1997 plan), all or a portion of the accelerated benefits may constitute "excess parachute payments" under Section 280G of the Code. The employee receiving an excess parachute payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the Change of Control, and Pegasus is not entitled to a deduction for such payment.

                          COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board generally makes decisions on compensation of our executive officers. Each Compensation Committee member is a non-employee Director. The Board reviews all Compensation Committee decisions relating to compensation of our executive officers. The Compensation Committee solely makes decisions with respect to awards under Pegasus' stock option plans for such awards to satisfy Securities Exchange Act Rule 16b-3. No member of the Compensation Committee was at any time during 1999, or at any other time, an officer or employee of Pegasus. Furthermore, there were no "interlocks" with any other company within the meaning of the Securities Act of 1933. The Compensation Committee's report addressing our executive compensation policies for 1999 is set forth below.

The Compensation Committee's executive compensation policies are designed to:

     o provide competitive levels of compensation that integrate pay with Pegasus' annual and long-term performance goals

     o       reward above average corporate performance

     o       recognize individual initiative and achievements

     o       attract and retain qualified executives.

We believe stock ownership by management and performance-based compensation arrangements are beneficial in aligning management's interests with those of stockholders. In addition to stock-based awards in the form of stock option grants, each of our executive officers receives an annual base salary and is eligible to receive an annual bonus. The Compensation Committee determines annual bonuses based on a percentage of the executive's annual salary and established financial and other corporate goals. An executive's bonus increases to the extent established goals are exceeded up to a maximum amount per year. Targeted levels of total executive compensation are generally set at levels we believe to be consistent with others in our industry. Actual compensation levels in any particular year may be above or below those of our competitors depending on the executive's or Pegasus' performance.

1999 Chief Executive Officer Compensation. Mr. Davis' compensation for 1999 as Chief Executive Officer of Pegasus principally consisted of a base salary, bonus and stock options. The Compensation Committee determined Mr. Davis' 1999 base salary, bonus and stock option grant based upon the terms of his employment agreement and the factors discussed above relating to executive compensation in general. Mr. Davis also received matching contributions under Pegasus' 401(k) plan and Pegasus pays for life insurance premiums on Mr. Davis' behalf. Mr. Davis does not participate in the Compensation Committee's decision regarding his compensation.

Limit on Deductibility of Executive Compensation. In 1993, Congress amended the Internal Revenue Code to add Section 162(m). This Section of the Internal Revenue Code limits the deductibility of compensation paid to specified executive officers to $1,000,000 per officer in any one year. Compensation which qualifies as performance based compensation is not taken into account for the purposes of this limitation. Pegasus obtained stockholder approval at the 1999 annual meeting of an amendment to the 1997 plan to allow Pegasus to deduct the compensation expense paid upon the exercise of stock options granted under the 1997 plan even if the compensation paid to any of the Named Executive Officers exceeds the deductible limit. The Compensation Committee intends to recommend further action in connection with Pegasus' other benefit plans and salary and bonus policies to address this issue if and when circumstances arise.

                                    Submitted by the Compensation Committee
                                    of the Board of Directors

                                    Michael A. Barnett
                                    Robert B. Collier
                                    William C. Hammett, Jr.

             DIRECTORS' AND OFFICERS' OWNERSHIP OF OUR COMMON STOCK

The following table sets forth information regarding the beneficial ownership of our common stock as of March 9, 2000, for:

     o each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

     o       each of our Directors;

     o       each of our Named Executive Officers; and

     o       all of our Directors and executive officers as a group.

The percentages of shares owned provided in the table is based on [20,353,135] shares outstanding as of March 9, 2000. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote , the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The determination of whether these persons have sole voting and investment power is based on information provided by them. In computing an individual's beneficial ownership, the number of shares of common stock subject to options held by that individual that are exercisable within 60 days of March 9, 2000 are also deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the beneficial ownership of any other person.


                                                                               Shares Beneficially Owned
                                                                            ------------------------------
      Name                                                                     Number             Percent
      ----                                                                  ------------         ---------

      FMR Corp. (1)......................................................     2,624,865            12.90%
      The TCW Group, Inc.  (2)...........................................     1,731,213             8.51%
      Wellington Management Company, LLP (3).............................     1,546,950             7.60%
      Capital Research and Management Company (4)........................     1,080,000             5.31%
      John F. Davis, III (5).............................................       389,358             1.88%
      Joseph W. Nicholson (6)............................................       133,510             0.65%
      Jerome L. Galant (7)...............................................        62,745             0.31%
      Mark C. Wells (8)..................................................         6,750             0.03%
      Ric L. Floyd (9)...................................................         7,773             0.04%
      Steven L. Reynolds (10)............................................        16,484             0.08%
      Gideon Dean (11)...................................................         6,077             0.03%
      William S. Lush (12)...............................................        37,700             0.18%
      Michael A. Barnett (13)............................................        57,198             0.28%
      Paul J. Brown .....................................................             0             0.00%
      Robert B. Collier .................................................         2,400             0.01%
      William C. Hammett, Jr. (14).......................................        16,897             0.08%
      Thomas F. O'Toole (15).............................................         3,000             0.01%
      Bruce W. Wolff (16)................................................         6,000             0.03%
      Directors and executive officers as a group (15 persons) (17)......       745,892             3.55%

-----------

(1) Information obtained from a filing with the Securities and Exchange Commission with an effective date of December 31, 1999. The address of FMR Corporation is 82 Devonshire Street, Boston, Massachusetts 02109.

(2) Information obtained from a filing with the Securities and Exchange Commission with an effective date of December 31, 1999. The address of The TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, California 90017.

(3) Information obtained from a filing with the Securities and Exchange Commission with an effective date of December 31, 1999. The address of Wellington Management Company, LLP is 75 State Street, 19th Floor, Boston, MA 02109.

(4) Information obtained from a filing with the Securities and Exchange Commission with an effective date of December 31, 1999. The address of Capital Research and Management Company is 333 South Hope Street, Los Angeles, California 90071.

(5) Includes exercisable options held by Mr. Davis to purchase 348,000 shares of common stock and options exercisable within 60 days of March 9, 2000 to purchase 26,250 shares of common stock.

(6) Includes exercisable options held by Mr. Nicholson to purchase 120,000 shares of common stock and options exercisable within 60 days of March 9, 2000 to purchase 13,125 shares common stock.

(7) Includes exercisable options held by Mr. Galant to purchase 54,737 shares of common stock and options exercisable within 60 days of March 9, 2000 to purchase 6,240 shares common stock.

(8) Includes exercisable options held by Mr. Wells to purchase 6,000 shares of common stock.

(9) Includes exercisable options held by Mr. Floyd to purchase 4,036 shares of common stock and options exercisable within 60 days of March 9, 2000 to purchase 2,488 shares of common stock.

(10) Includes exercisable options held by Mr. Reynolds to purchase 11,424 shares of common stock and options exercisable within 60 days of March 9, 2000 to purchase 3,475 shares of common stock.

(11) Represents exercisable options held by Mr. Dean to purchase 4,218 shares of common stock and options exercisable within 60 days of March 9, 2000 to purchase 1,859 shares of common stock.

(12) Includes exercisable options held by Mr. Lush to purchase 30,792 shares of common stock and options exercisable within 60 days of March 9, 2000 to purchase 4,844 shares of common stock.

(13) Includes 54,198 shares of common stock held by Lodging Partners-Barnett Joint Venture, a partnership controlled by Mr. Barnett.

(14) Includes exercisable options held by Mr. Hammett to purchase 6,000 shares of common stock.

(15) Represents exercisable options held by Mr. O'Toole to purchase 3,000 shares of common stock.


(16) Represents exercisable options held by Mr. Wolff to purchase 6,000 shares of common stock.

(17) Includes exercisable options held by Messrs. Davis, Nicholson, Galant, Wells, Floyd, Reynolds, Dean, Lush, Barnett, Collier, Hammett, O'Toole and Wolff as a group to purchase 597,207 shares of common stock and options exercisable within 60 days of March 9, 2000 to purchase, as a group, 58,281 shares of common stock.

                              CERTAIN TRANSACTIONS

Prior to becoming Executive Vice President of Pegasus, Mr. Wells was a Director of Pegasus and served as Senior Vice President, Marketing with Choice Hotels International. In 1999, Pegasus received $671,994 from Choice or its affiliates for electronic distribution and commission processing services. During 1999, Pegasus paid Choice or its affiliates $23,558 for consolidating commission data and funds from its properties.

Mr. Wolff is a Director of Pegasus and serves as Senior Vice President, Distribution, Sales and Marketing for the lodging division of Marriott International, Inc. In 1999, Pegasus received $2,143,894 from Marriott or its affiliates for electronic distribution and business intelligence services and paid Marriott $1,486,730 for consolidating commission data and funds from its properties.

Mr. O'Toole is a Director of Pegasus and serves as Senior Vice President, Marketing with Hyatt Hotels Corporation. In 1999, Pegasus received $882,111 from Hyatt for electronic distribution and commission processing services.

Mr. Brown is a Director of Pegasus and served as Senior Vice President, Strategic Services with Bass Hotels and Resorts, Inc. through December 1999. In 1999, Pegasus received $1,678,616 from Bass or its affiliates for electronic distribution, commission processing and business intelligence services and paid Bass $1,462,803 for consolidating commission data and funds from its properties. In May 1999, Pegasus issued and sold 518,584 shares to Bass at a purchase price of $4.80 per share resulting in an aggregate purchase price of $2,489,208 pursuant to the exercise of a warrant issued in May 1997 to Holiday Hospitality Corporation, the predecessor of Bass. On July 6, 1999, a Form S-3 Registration Statement was declared effective by the Securities and Exchange Commission covering 37,500 shares issued to Bass in connection with the exercise of the warrant. The remainder of the shares issued to Bass remain unregistered.

                             STOCK PERFORMANCE GRAPH

Research Data Group, Inc. prepared the following graph. It shows how an initial investment of $100 in Pegasus common stock on August 7, 1997 (the date of our initial public offering) would have compared to an equal investment in the Russell 2000 Composite Stock Market Index, in the Hambrecht & Quist Services Index or in our old peer group. Due to the frequency of mergers and acquisitions in our industry and, more specifically, within our old peer group, we will no longer use a peer group to compare our cumulative total return. We believe that the Hambrecht & Quist Services Index is a broader industry index and will provide a more consistent basis for comparison.

The old peer group includes QRS Corporation, National Processing, Inc., Transaction Network Services, Inc. and E*Trade Group, Inc. This old peer group included PMT Services, Inc., and ENVOY Corporation, which were acquired by Nova Corporation and Quintiles Transnational Corporation, respectively.
The results of the old peer group have been restated to eliminate PMT Services, Inc. and ENVOY Corporation. Pegasus is also included in the calculations of Hambrecht & Quist Information Services Index and old peer group cumulative total return on investment.


                COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN*
              AMONG PEGASUS SYSTEMS, INC., THE RUSSELL 2000 INDEX,
                THE HAMBRECHT & QUIST INFORMATION SERVICES INDEX
                                AND A PEER GROUP

RESEARCH DATA GROUP                            PEER GROUP TOTAL RETURN WORKSHEET

PEGASUS SYSTEMS INC

                                                    CUMULATIVE TOTAL RETURN
                                             ------------------------------------
                                             8/7/97    12/97     12/98     12/99

PEGASUS SYSTEMS, INC.                        100.00    114.42    276.92    463.95
PEER GROUP                                   100.00     88.63    133.38    299.90
RUSSELL 2000                                 100.00    110.16    103.05    101.52
HAMBRECHT & QUIST INFORMATION SERVICES       100.00    107.46    178.79    291.14

* $100 INVESTED ON 8/7/97 IN STOCK OR ON 7/13/97
IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that, during the year ended December 31, 1999, all SEC filings of Directors, officers and 10% stockholders complied with the requirements of
Section 16 of the Securities and Exchange Act. This belief is based on our review of forms filed or written notice that no forms were required.

                             INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP served as our independent accountants for the year ended December 31, 1999 and are expected to serve in that capacity for the current year. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the annual meeting.

                                  OTHER MATTERS

We do not know of any matter other than those discussed in the foregoing materials contemplated for action at the annual meeting. Should any other matter be properly brought before the annual meeting, it is the intention of the persons named in the proxies to vote in accordance with the recommendation of the Board. Discretionary authority for them to do so is contained in the proxy.

                                  ANNUAL REPORT

We will provide a copy of our 1999 Annual Report on Form 10-K without charge to any stockholder who makes a written request to Ric L. Floyd, Secretary, Pegasus Systems, Inc., 3811 Turtle Creek Boulevard, Suite 1100, Dallas, Texas 75219.


                                       By Order of the Board of Directors,

                                       Ric L. Floyd
                                       Secretary

March __, 2000

                                   APPENDIX A
                         1997 Amended Stock Option Plan


     1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and any Parent or Subsidiary, to compensate Non-Employee Directors of the Company and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder.

     2.   Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or the Compensation Committee appointed by the Board.

          (b)  "Board" means the Board of Directors of the Company.

          (c)  "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the Compensation Committee appointed by the Board of Directors.

          (e)  "Common Stock" means the Common Stock of the Company.

          (f)  "Company" means Pegasus Systems, Inc.

          (g) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services and is compensated for such services.

          (h) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (i)  "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

          (j) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (n) "Non-Employee Director" means any person who is a member of the Board who is not an Employee.

          (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (p)  "Option" means a stock option granted pursuant to the Plan.

          (q)  "Optioned Stock" means the Common Stock subject to an Option.

          (r) "Optionee" means an Employee, Consultant or Non-Employee Director who receives an Option.

          (s) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (t) "Permitted Transferee" means a member of a holder's immediate family, trusts for the benefit of such immediate family members, and partnerships in which the holder and such immediate family members are the only partners, provided that no consideration is provided for the transfer.

          (u)  "Plan" means this 1997 Amended Stock Option Plan.

          (v) "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

          (w) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 below.

          (x) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,500,000 Shares, increased, as of May 1 of each fiscal year commencing May 1, 2000, by an amount that, when aggregated with the number of shares reserved for issuance as stock options under all stock option plans sponsored by the Company, equals fifteen percent (15%) of the number of Shares outstanding as of the close of business on the last business day of April each year. The maximum number of Shares with respect to which Options may be awarded under the Plan during any fiscal year to any Employee shall be 500,000. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program authorized by the Administrator, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4.   Administration of the Plan.

          (a) Plan Procedure. With respect to Option grants awarded to Employees, Consultants or Non-Employee Directors, the Plan shall be administered by (A) the Board or (B) the Compensation Committee designated by the Board, which committee shall be constituted to satisfy the legal requirements, if any, relating to the administration of incentive stock option plans of state corporate and securities laws, of the Code, and of any stock exchange or national market system upon which the Common Stock is then listed or traded (the "Applicable Laws"). Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan and approval of any relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(l) of the Plan;

               (ii) to select the Consultants and Employees to whom Options may from time to time be granted hereunder;

               (iii) to determine whether and to what extent Options are granted hereunder;

               (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

               (v)  to approve forms of agreement for use under the Plan;

               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions may include, but are not limited to, the exercise price, the time or times when Options may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vii) to determine whether and under what circumstances an Option may be settled in cash under Section 10(e) instead of Common Stock;

               (viii) to reduce the exercise price of any Option to the then current Fair Market Value only in the event the reduction of the exercise price
(i) effects less than ten percent (10%) of the Shares authorized for grant under the Plan, (ii) is for a legitimate corporate purpose such as retention of one or more key persons and (iii) is for the purpose of maintaining option value due to extreme circumstances beyond management's control;

               (ix) to provide for the early exercise of Options for the purchase of unvested Shares, subject to such terms and conditions as the Administrator may determine; and

               (x) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

          (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

     5.   Eligibility.

          (a) Nonstatutory Stock Options may be granted to Employees, Consultants and Non-Employee Directors. Incentive Stock Options may be granted only to Employees. An Employee, Consultant or Non-Employee Director who has been granted an Option may, if otherwise eligible, be granted additional Options.

          (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.

          For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (c) The Plan shall not confer upon any Optionee any right with respect to the continuation of the Optionee's employment or consulting relationship with the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate the Optionee's employment or consulting relationship at any time, with or without cause.

     6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company, as described in Section 15 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 15 of the Plan.

     7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8.   Option Exercise Price and Consideration.

         (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

               (i)  In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                    (ii) In the case of a Nonstatutory Stock Option, the per share exercise price shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; provided, however, that a per share exercise price of no less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant shall be permitted for a Nonstatutory Stock Option expressly awarded to an Employee in lieu of a reasonable amount of salary or cash bonus.

          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option have been owned by the Optionee for more than six months on the date of surrender and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9. Grants to Non-Employee Directors. The Administrator may, from time to time, in its discretion, award Nonstatutory Stock Options to Non-Employee Directors, for the number of shares of Common Stock, and upon such terms and conditions as may be consistent with the Plan, based in each case on such factors as the Administrator, in its sole discretion, shall determine.

     10.  Exercise of Option.

          (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 13 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Employment or Consulting Relationship. Upon termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for three (3) months following the Optionee's termination. In the case of an Incentive Stock Option, such period of time for exercise shall not exceed three (3) months from the date of termination. If, on the date of termination, the Optionee is not entitled to exercise the Optionee's entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          Notwithstanding the above, in the event of an Optionee's change in status from Consultant to Employee or Employee to Consultant, an Optionee's Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status. However, in such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such change of status.

     The provisions of this Section 10(b) shall not be applicable to Non-Employee Directors.

          (c) Disability of Optionee. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her Disability, the Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of his or her Option as set forth in the Option Agreement), exercise the Option to the extent the Optionee was otherwise entitled to exercise it on the date of such termination. To the extent that the Optionee is not entitled to exercise the Option on the date of termination, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by the Option shall revert to the Plan.

          (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

          (f) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     11. Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this Section 11. When an Optionee incurs tax liability in connection with an Option which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

     All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

          (a)  the election must be made on or prior to the applicable Tax Date;

          (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

          (c) all elections shall be subject to the consent or disapproval of the Administrator.

     In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     12. Transferability of Options and Rights. Incentive Stock Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Incentive Stock Options shall be exercisable during the lifetime of the Employee only by the Employee or by the Employee's guardian or legal representative (unless such exercise would disqualify it as an Incentive Stock Option). Unless the Administrator otherwise provides in an agreement regarding the award of non-qualified stock options or rights (not granted in connection with an Incentive Stock Option), non-qualified stock options or rights (not granted in connection with Incentive Stock Options) may be transferred by the holder to Permitted Transferees, provided that there cannot be any consideration for the transfer.

     13.  Adjustments Upon Changes in Capitalization or Merger.

          (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

          (c)  Acquisition Events

               (1) Consequences of Acquisition Events. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding Options: (i) provide that outstanding Options shall be assumed or equivalent Options shall be substituted by the acquiring or succeeding entity (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 422(a) of the Code; (ii) upon written notice to the Optionees, provide that all then unexercised Options will become exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Optionees between the Acceleration Date and the consummation of the Acquisition Event or (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such

Acquisition Event (the "Acquisition Price") provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Optionee shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

     An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 60% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person", as such term is used in Sections 13 (d) and 14 (d) of the Exchange Act other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

          (2) Assumption of Options Upon Certain Events. The Board may grant options under the Plan in substitution for stock and stock-based awards held by employees of another entity who become Employees as a result of a merger or consolidation of the employing entity with the Company or the acquisition by the Company of property or stock of the employing entity. The substitute options shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     14. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     15.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     16. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national market system upon which the Common Stock is then listed or traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     17. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     18. Agreements. Options shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

     19. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange or national market system upon which the Common Stock is then listed or traded.

                              PEGASUS SYSTEMS, INC.

                       3811 TURTLE CREEK BLVD., SUITE 1100

                               DALLAS, TEXAS 75219

         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 2, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints JOHN F. DAVIS, III and RIC L. FLOYD, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Pegasus Systems, Inc. (the "Company") on Tuesday, May 2, 2000, at The Crescent Hotel, 400 Crescent Court, Dallas, Texas or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present upon the following matters:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                              PEGASUS SYSTEMS, INC.

                                   MAY 2, 2000

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

PLEASE CALL TOLL-FREE 1-800-776-9437 AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND PROXY CARD AVAILABLE WHEN YOU CALL.

TO VOTE BY INTERNET

PLEASE ACCESS THE WEB PAGE AT www.voteproxy.com AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND PROXY CARD AVAILABLE WHEN YOU ACCESS THE WEB PAGE.

YOUR CONTROL NUMBER IS         ->
                                   --------------------------



                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

[X]  PLEASE MARK YOUR
     VOTE AS IN THIS
     EXAMPLE





                   FOR all nominees     WITHHOLD
                   listed at right    AUTHORITY to
                    (except as       vote for all
                   marked to the       nominees
                  contrary below)    listed to the
                                        right
1. ELECTION OF
   CLASS III          [   ]             [   ]            Nominees:  John F. Davis, III
   DIRECTORS                                                        Michael A. Barnett

(INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the space below)

-------------------------------------------------------------------------------
2. Approval of Amendments to the Company's            FOR         AGAINST      ABSTAIN
   1997 Amended Stock Option Plan                    [   ]         [   ]        [   ]

3. Approval of an Amendment to Article I of
   Pegasus' Certificate of Incorporation to
   read "The name of the corporation is
   Pegasus Solutions, Inc."                          [   ]         [   ]        [   ]

4. In their discretion to vote upon such other business as may properly come before the meeting

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO
INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE
PROPOSALS LISTED ABOVE.

Please mark, sign, date and return this proxy card using the enclosed envelope.

SIGNATURE                           SIGNATURE IF HELD JOINTLY                  DATED                , 2000
         ---------------------------                         ------------------     ----------------

NOTE:     PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD
          SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR , ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL
          TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER
          AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP BY AUTHORIZED PERSON.